Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: September 8, 2004

METALINE CONTACT MINES

(Name of Small Business Issuer in its charter)

Washington	000-31025	991-779945

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

W. 3848 Turtle Patch Road, Pine River, WI	54965

(Address of principal executive offices)	(Zip Code)

920-987-5317
Issuer’s telephone number

N/A
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a – 12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d – 2(b)

    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e – 4(c))

Table of Contents

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In a press release dated September 8, 2004, the Company announced the appointment of two new Directors to the Board of Directors. They are Jack W. Kendrick and David O. Baldwin, P.G.

Jack Kendrick has a lengthy career in senior management at major international mining companies. Mr. Kendrick is the former Chief Financial Officer and Chief Executive Officer for The Bunker Hill Company, and continues as the President and Chief Executive Officer of BHP Properties Inc., General Partner of Bunker Limited Partnership, the successor of Bunker Hill. Mr. Kendrick also served as a director and the President of Metaline Contact Mines, from 1979 – 1998, while the company was a majority-owned subsidiary of Bunker. Mr. Kendrick will serve as a member of the Audit Committee.

David O. Baldwin, a Professional Geologist, is a Principal and Senior Hydrologist for Water-Right Solutions Inc., in Helena, Montana. Mr. Baldwin is a former exploration geologist for Cominco American Incorporated (now Teck Cominco American). As a consulting geologist he developed the concept of an open-pit gold deposit at the Golden Chest Mine, and managed Newmont Mining’s successful Phase I exploration program at the mine proving his concept. Mr. Baldwin will serve as a member of the Audit Committee.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

In a news release dated November 2, 2004, the Company announces that it has reacquired 748,065 shares of its outstanding common stock, representing approximately 5.1%. The shares were obtained through a distribution from Metaline Contact Mines LLC.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit No.

99.1	Press Release issued September 8, 2004.
99.2	Press Release issued November 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 4, 2004	METALINE CONTACT MINES
	By:	/s/ John W. Beasley

John W. Beasley Secretary/Treasurer/CFO